                           SUB-SUB-ADVISORY AGREEMENT
                                     between
                                FMR CO., INC. and
                     FIDELITY MANAGEMENT & RESEARCH COMPANY

        AGREEMENT made this 29th day of December, 2004, by and between FMR Co.,
Inc., a Massachusetts corporation with principal offices at 82 Devonshire
Street, Boston, Massachusetts (hereinafter called the "Sub-Adviser") and
Fidelity Management & Research Company, a Massachusetts corporation with principal offices at 82 Devonshire Street, Boston, Massachusetts (hereinafter called the "Adviser").

        WHEREAS the Adviser has entered into an Investment Subadvisory Agreement
("Sub-Advisory Agreement") with Principal Management Corporation, an Iowa
Corporation ("Client") and the Principal Investors Fund, Inc. (the "Fund"), a
Maryland Corporation, pursuant to which the Adviser acts as investment adviser to the portfolio listed on Exhibit A (individually a "Portfolio" and collectively the "Portfolios"), and

        WHEREAS the Sub-Adviser was formed for the purpose of providing investment management of equity and high income funds and advising generally with respect to equity and high income instruments.

        NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Adviser and the Sub-Adviser agree as follows:

        1. (a) The Sub-Adviser shall, subject to the supervision of the Adviser, direct the investments of all or such portion of the Portfolio's assets as the
Adviser shall designate in accordance with the investment objectives, policies and limitations as provided in the Portfolio's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 and rules thereunder, as amended from time to time (the "1940 Act"), and such other limitations as the Portfolio may impose by notice in writing to the
Adviser or Sub-Adviser. The Sub-Adviser shall also furnish for the use of the
Portfolio's office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolio; and shall pay the salaries and fees of all personnel of the Sub-Adviser performing services for the Portfolio relating to research, statistical and investment activities. The
Sub-Adviser is authorized, in its discretion and without prior consultation with the Portfolio or the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the
Portfolio. The investment policies and all other actions of the Portfolio are and shall at all times be subject to the control and direction of the Fund's
Board of Directors.

        (b) The Sub-Adviser shall also furnish such reports, evaluations, information or analyses to the Fund and the Adviser as the Fund's Board of
Directors or the Adviser may request from time to time or as the Sub-Adviser may deem to be desirable. The Sub-Adviser shall make recommendations to the Fund's
Board of Directors with respect to Portfolio policies, and shall carry out such policies as are adopted by the Directors. The Sub-Adviser shall, subject to review by the Board of Directors, furnish such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement and which are not otherwise furnished by the
Adviser.

        (c) The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio's accounts with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Adviser or Sub-Adviser. The Sub-Adviser shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the
Portfolio and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which the Sub-Adviser, Adviser or their affiliates exercise investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the
Sub-Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Directors of the Fund shall periodically review the commissions paid by the Portfolio to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Portfolio.

        2. As compensation for the services to be furnished by the Sub-Adviser hereunder, the Adviser agrees to pay the Sub-Adviser a monthly fee equal to 50%
of the sub-advisory fee that the Client is obligated to pay the Adviser under the Sub-Advisory Agreement in respect of that portion of the Portfolio's assets managed by the Sub-Adviser during such month. Such fee shall not be reduced to reflect expense reimbursements or fee waivers by the Adviser, if any, in effect from time to time.

        3. It is understood that the Portfolio will pay all its expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the
Adviser under the Sub-Advisory Agreement.

        4. The Services of the Sub-Adviser to the Adviser are not to be deemed to be exclusive, the Sub-Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Adviser's ability to meet all of its obligations with respect to rendering investment advice hereunder. The Sub-Adviser shall for all purposes be an independent contractor and not an agent or employee of the
Adviser or the Fund.

        5. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the
Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Advisor, the Client, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     6.             (a) Subject to prior termination as provided in
                    sub-paragraph (d) of this paragraph 6 for the Portfolio,
                    this Agreement shall continue in force for one year, and
                    indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least
                    annually by vote of the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the
                    Portfolio.

          (b)      This Agreement may be modified by mutual consent subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the
                   Securities and Exchange Commission (the "Commission") or any
                   rules or regulations adopted by, or interpretive releases of, the Commission.

          (c)      In addition to the requirements of sub-paragraphs (a) and (b)
                   of this paragraph 6, the terms of any continuance or
                   modification of the Agreement must have been approved by the vote of a majority of those Directors of the Fund who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          (d)      Either the Adviser, the Sub-Adviser or the Portfolio may, at
                   any time on sixty (60) days' prior written notice to the
                   other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Directors, or by vote of a majority of its outstanding voting securities. This
                   Agreement shall terminate automatically upon the termination of the Sub-Advisory Agreement. This Agreement shall terminate automatically in the event of its assignment.

        7. The Sub-Adviser agrees that any obligations of the Fund or the
Portfolio arising in connection with this Agreement shall be limited in all cases to the Portfolio and its assets, and the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Portfolio. Nor shall the Sub-Adviser seek satisfaction of any such obligation from the Directors or any individual Director.

        8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO
THE CHOICE OF LAWS PROVISIONS THEREOF.

                The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested persons,"
when used herein, shall have the respective meanings specified in the Investment
Company Act of 1940 as now in effect or as hereafter amended.

        IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

                 FMR CO., INC.

                      /s/Philip Bullen
                 BY: ___________________________________________
                     Philip Bullen
                     Senior Vice President

                 FIDELITY MANAGEMENT & RESEARCH COMPANY

                     /s/Philip Bullen
                 BY: ___________________________________________
                     Philip Bullen
                     Senior Vice President

                     Exhibit A to Sub-Sub-Advisory Agreement
                                December 13, 2004

                         Principal Investors Fund, Inc.
                           Partners International Fund
                         Partners MidCap Growth II Fund

                 FMR CO., INC.

                     /s/Philip Bullen
                 BY: ___________________________________________
                     Philip Bullen
                     Senior Vice President

                 FIDELITY MANAGEMENT & RESEARCH COMPANY

                     /s/Philip Bullen
                 BY: ___________________________________________
                     Philip Bullen
                     Senior Vice President